Exhibit 10.5

ABM INDUSTRIES INCORPORATED
PERFORMANCE SHARE AGREEMENT
2006 EQUITY INCENTIVE PLAN

The Compensation Committee of the Board of Directors of ABM Industries Incorporated has approved a grant to you (the “Grantee”) of Performance Share Units (“PSs”) pursuant to the ABM Industries Incorporated 2006 Equity Incentive Plan as amended from time to time (the “Plan”), as described below.

Grantee Name:

Number of PSs Granted:

Date of Grant:

“Performance Condition”:	See Attachment II

“Vesting Date”:	October 31, 2017

Performance Share Settlement: Provided you continue to provide services to ABM Industries Incorporated (the “Company”) or any subsidiary or parent of the Company through the Vesting Date stated above, but only if the Performance Condition is met as determined by the Administrator, the PSs will become vested as of the Vesting Date. In addition, unvested PSs, shares received in connection with the vesting of PSs and amounts realized on the sale of such shares may be subject to forfeiture under the circumstances set forth in the Plan and the Statement of Terms and Conditions.

The Plan and the Statement of Terms and Conditions are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.

Additional Terms: Notwithstanding the Statement of Terms and Conditions, the additional terms and conditions set forth on Attachment I hereto are applicable and are incorporated herein by reference.

The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the PSs subject to all of their terms and conditions. The Grantee acknowledges that there are tax consequences upon settlement of the PSs or disposition of the shares, if any, received in connection therewith and that Grantee should consult a tax adviser prior to such settlement or disposition.

By their signatures below, the Company and the Grantee agree that the PSs are granted under and governed by this Performance Share Agreement and by the provisions of the Plan and the Statement of Terms and Conditions and other attachments hereto.

Please sign your name in the space provided below on this Performance Share Agreement and return an executed copy to [Name], ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

ABM INDUSTRIES INCORPORATED	GRANTEE

By: ______________
Full_Name
[Senior VP-Human Resources]

Date: _________________	Date: ________________

ATTACHMENTS:

Attachment I (Additional Terms and Conditions)

Attachment II (Performance Conditions)

2006 Equity Incentive Plan and Statement of Terms and Conditions

2006 Equity Incentive Plan Prospectus

Attachment I
Additional Terms and Conditions

Pursuant to the authority provided in the Plan and the Statement of Terms and Conditions, the Compensation Committee has determined that the PSs granted pursuant to this Performance Share Agreement shall be subject to the following additional terms and conditions, which shall supersede the respective terms set forth in the Statement of Terms and Conditions.

No Vesting Upon Retirement. All references to “Retirement,” in Section IV.B.2.b of the Statement of Terms and Conditions shall be disregarded and of no force and effect with respect to the PSs. Accordingly, Retirement shall not result in pro-rata vesting of the PSs, notwithstanding Section IV.B.2.b of the Statement of Terms and Conditions. The Grantee acknowledges that unvested PSs shall be subject to forfeiture if the Grantee terminates employment due to Retirement before the vesting date.

No Vesting Upon Termination of Employment Without Cause. The provisions in Section IV.B.2.b of the Statement of Terms and Conditions with respect to vesting in the event of termination by the Company or an Affiliate without Cause shall be disregarded and of no force and effect with respect to the PSs. Accordingly, termination by the Company or an Affiliate without Cause shall not result in pro-rata vesting of the PSs, notwithstanding Section IV.B.2.b of the Statement of Terms and Conditions. The Grantee acknowledges that unvested PSs shall be subject to forfeiture if the Company or an Affiliate terminates Grantee’s employment without Cause before the vesting date.

Pro-rated Vesting Upon Disability or Death. The provisions in Section IV.B.2.b of the Statement of Terms and Conditions with respect to vesting in the event of Disability or death shall be disregarded and of no force and effect with respect to the PSs and instead, the provisions set forth in the following sentence shall apply with respect to vesting of the PSs in the event of Disability or death. If prior to the Vesting Date, the Grantee ceases to be a bona fide employee of the Company or an Affiliate, which cessation constitutes a “separation from service” under Section 409A of the Code and which is the result of Disability or death, then a number of PSs shall become vested in an amount equal to the number of PSs originally subject to the Award multiplied by the number of whole months between the Date of Grant and the date of Disability or death divided by the number of whole months between the Date of Grant and the Vesting Date.

Attachment II
Performance Condition

ABM must achieve income from continuing operations before taxes of at least $100M, as set forth in ABM’s Annual Report on Form 10-K for any one of fiscal years 2015, 2016 or 2017.

For the avoidance of doubt, in the event that the performance condition specified above is not achieved, no vesting will occur, including any pro rata vesting related to death or disability as set forth in Attachment I.